As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5991472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Bovet Road, Suite 303

San Mateo, CA 94402

(650) 561-8600

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan

Sagimet Biosciences Inc. 2023 Employee Stock Purchase Plan

(Full title of the plans)

David Happel

President and Chief Executive Officer

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303

San Mateo, CA 94402

(650) 561-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey

Jennifer Porter

Goodwin Procter LLP

3025 John F Kennedy Blvd

Philadelphia, PA 19104

(445) 207-7805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of (i) registering an additional 1,226,994 shares of Series A common stock, $0.0001 par value per share (the “Common Stock”), of Sagimet Biosciences Inc. (the “Registrant”) under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”), which were added on January 1, 2025 as a result of an automatic annual increase provision therein, and (ii) registering an additional 215,497 shares of Common Stock under the Sagimet Biosciences Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), which were added on January 1, 2025 as a result of an automatic annual increase provision therein, for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective.

These additional shares of Common Stock are of the same class as other securities for which the Registrant’s Registration Statements on Form S-8 (File Nos. 333-273276 and 333-278196) filed with the Securities and Exchange Commission (“Commission”) on July 17, 2023 and March 25, 2024 are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File Nos. 333-273276 and 333-278196) filed with the Commission on July 17, 2023 and March 25, 2024 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2023 Plan and the 2023 ESPP as required by Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 12, 2025;

(b)           the Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2025, February 14, 2025, March 11, 2025, and March 12, 2025;

(c)           the description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-41742) filed with the Commission on July 11, 2023, together with any amendment thereto filed with the Commission for the purpose of updating such description; and

(d)           all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

4.1	Eleventh Amended and Restated Certificate of Incorporation of Sagimet Biosciences Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41742) filed on July 18, 2023).

4.2	Second Amended and Restated Bylaws of Sagimet Biosciences Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as amended (File No. 001-41742) filed on July 18, 2023).

4.3	Form of Series A Common Stock Certificate of Sagimet Biosciences Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-272901) filed on June 23, 2023).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-272901)).

99.2	Forms of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Non-Employee Directors and Non-Qualified Stock Option Agreement for Company Employees under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-272901)).

99.3	Forms of Restricted Stock Unit Award Agreement for Non-Employee Directors and Restricted Stock Unit Award Agreement for Company Employees under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-272901)).

99.4	Form of Restricted Stock Award Agreement under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-272901)).

99.5	Sagimet Biosciences Inc. 2023 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-272901)).

107*	Filing fee table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 12th day of March, 2025.

SAGIMET BIOSCIENCES INC.

By:	/s/ David Happel
Name: David Happel
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of David Happel and Thierry Chauche, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ David Happel	President, Chief Executive Officer and Director	March 12, 2025
David Happel	Principal Executive Officer

/s/ Thierry Chauche	Chief Financial Officer	March 12, 2025
Thierry Chauche	Principal Financial and Accounting Officer

/s/ George Kemble, Ph.D.	Executive Chairman of the Board	March 12, 2025
George Kemble, Ph.D.

/s/ Elizabeth Grammer, Esq.	Director	March 12, 2025
Elizabeth Grammer, Esq.

/s/ Merdad Parsey, M.D., Ph.D.	Director	March 12, 2025
Merdad Parsey, M.D., Ph.D.

/s/ Jennifer Jarrett	Director	March 12, 2025
Jennifer Jarrett

/s/ Beth Seidenberg, M.D.	Director	March 12, 2025
Beth Seidenberg, M.D.

/s/ Anne Phillips, M.D.	Director	March 12, 2025
Anne Phillips, M.D.

/s/ Paul Hoelscher	Director	March 12, 2025
Paul Hoelscher

/s/ Tim Walbert	Director	March 12, 2025
Tim Walbert